UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 15, 2024, SITE Centers Corp. (the “Company”) repaid in full all outstanding amounts under the Fourth Amended and Restated Credit Agreement, dated as of June 6, 2022 (the “Revolving Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto. Simultaneously with such repayment, the Company permanently terminated the lenders’ commitments under the Revolving Credit Agreement in accordance with the terms thereof. At the time of termination of the lenders’ commitments, there were no revolving loans outstanding under the Revolving Credit Agreement.

The terms of the Revolving Credit Agreement are summarized in the Company’s Current Report on Form 8-K (File No. 001-11690) filed with the Securities and Exchange Commission on June 6, 2022, which are incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2024, the Company repaid in full all outstanding amounts under the Third Amended and Restated Term Loan Agreement, dated as of June 6, 2022 (the “Term Loan Agreement”), among the Company, Wells Fargo National Bank, as administrative agent, and the lenders from time to time party thereto. At the time of the repayment, the principal amount outstanding under the Term Loan Agreement was approximately $200.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 19, 2024	By:	/s/ Aaron M. Kitlowski
Executive Vice President, General Counsel and Secretary